FOR IMMEDIATE RELEASE

DIGITAL LIFESTYLES GROUP COMPLETES $7.5 MILLION FINANCING WITH LAURUS FUNDS

AUSTIN, TEXAS -- December 2, 2004 -- Digital Lifestyles Group, Inc. (OTCBB: DLFG), the maker of hip-e™ and Northgate(R) products, announced today that on November 30, 2004, it completed the funding of a new three-year, $7.5 million credit facility with Laurus Master Fund, Ltd., a New York-based institutional fund that specializes in direct investments in small cap companies, pursuant to an agreement executed on the same date.

The facility consists of a $4.75 million convertible revolving note and a $2.75 million convertible term note. The outstanding balance of the revolving note and the principal balance of the term note will be convertible into shares of the company's common stock, subject to certain limitations set forth in the agreement based upon the stock's trading volume and Laurus' ownership position. The fixed conversion price of the notes is $0.39 per share, which is a premium over the average closing price of the company's common stock over the ten trading days preceding the execution of the agreement. The agreement and notes contain provisions that allow for the company's early repayment of the facility.

According to Ted Muftic, Chief Financial Officer of Digital Lifestyles Group, "We are pleased to enter into this relationship with Laurus Funds. The completion of this funding, following our recently completed equity offering, will provide us with enhanced financial flexibility to increase our working capital and fund the next growth phase of our hip-e line of products and services."

In connection with the facility, the company also issued to Laurus warrants to purchase up to 3,846,154 shares of the company's common stock at $0.44 per share.

Neither the issuance of the notes and the warrants nor the issuance of the shares of common stock issuable upon conversion of the notes and exercise of the warrants will be or have been registered under the Securities Act of 1933, as amended, and such securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act. The company has agreed to file a registration statement with the Securities and Exchange Commission registering the resale of the shares of its common stock issuable to Laurus upon conversion of the term note and exercise of the warrants.

About Digital Lifestyles Group, Inc.

Digital Lifestyles Group, Inc. designs, manufactures and markets digital lifestyle products, including software, personal computers, accessories and entertainment and communication solutions. Our products include hip-e™, the first digital lifestyle computer and entertainment system for teens, and the Northgate® line of desktop and notebook computers for consumer, business and education customers. We sell our products through our online stores (www.hip-e.com, www.northgate.com), direct sales force, third-party resellers and retail stores. More information about Digital Lifestyles Group is available at www.dig-life.com.

Forward-looking Statements

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to significant risks and uncertainties. Although Digital Lifestyles Group believes that the expectations reflected in its forward-looking statements are reasonable, we can give no assurance that such expectations or any of the forward-looking statements will prove to be correct, and future results may differ materially from those discussed in this press release. Important information regarding the factors that may affect our future performance is included in its public reports that it files with the Securities and Exchange Commission. We disclaim any intention or obligation to revise any forward-looking statements, whether as a result of new information, future event, change in expectations, conditions or circumstances, or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The inclusion of any statement in this release does not constitute an admission by us or any other person that the events or circumstances described in such statement are material.